UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2026

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2026, Nocera, Inc., a Nevada corporation (the “Company”), entered into a letter of intent (the “LOI”) with INERGX Energy Optimisation Ltd, a company incorporated in England and Wales (“INERGX”), regarding the Company’s proposed acquisition of up to 9.99% of the issued and outstanding equity interests of INERGX (the “Proposed Transaction”).

The Proposed Transaction may be structured as a stock purchase, share exchange, contribution, recapitalization, or other mutually agreed structure. Consideration may consist of a combination of cash and shares of the Company’s common stock (the “Common Stock”), in proportions to be agreed upon and set forth in definitive documentation. Any Company securities issued would be valued under a reference-price/VWAP collar mechanism, subject to compliance with Nasdaq listing rules and applicable securities laws.

The LOI contemplates that INERGX will complete the acquisition and integration of two strategic target companies before or at the closing of the Proposed Transaction, and in any event within 90 days after the date of the LOI, unless otherwise agreed. The LOI also provides that valuation assumptions remain preliminary and subject to the Company’s due diligence review and that no valuation, purchase price or other economic term will be final unless and until included in definitive documentation. The Company has a limited right of first refusal during the LOI term with respect to bona fide third-party equity investment proposals covering the equity interests the Company proposes to acquire, if made at a higher valuation.

Consummation of the Proposed Transaction remains subject to, among other things, the satisfactory completion of due diligence, negotiation and execution of a definitive acquisition agreement, receipt of any required board, regulatory, third-party and stockholder approvals, and satisfaction of customary closing conditions. The LOI terminates upon the earliest of: (i) execution of a definitive agreement, (ii) mutual written agreement, (iii) delivery of 30 days’ prior written notice by either party, or (iv) the 90th day after the date of the LOI.

The LOI contains certain binding provisions, but does not obligate either party to consummate the Proposed Transaction unless and until the parties enter into definitive documentation. There can be no assurance that the parties will enter into a definitive agreement or that the Proposed Transaction will be consummated on the terms described herein or at all.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including the ability of the parties to negotiate definitive documentation, the results of due diligence, regulatory approvals, market conditions, and other risks described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements except as required by law.

The foregoing description of the LOI is qualified in its entirety by reference to the full text of the LOI, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2026, the Board of Directors (the “Board”) of the Company approved the filing of a Certificate of Change with the Secretary of State of the State of Nevada to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of 1-for-30 (the “Reverse Stock Split”). The Reverse Stock Split was previously approved by the Company’s stockholders at the annual meeting of stockholders held on January 12, 2026, at which stockholders approved an amendment to the Company’s Articles of Incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-100, with the exact ratio and timing to be determined by the Board in its discretion.

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The Reverse Stock Split became effective at 4:30 p.m. Eastern Time on July 6, 2026, upon the filing of the Certificate of Change with the Secretary of State of the State of Nevada. The Company’s Common Stock began trading on a split-adjusted basis on The Nasdaq Capital Market when the market opened on July 7, 2026, under the Company’s existing ticker symbol “NCRA.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 655186609.

As a result of the Reverse Stock Split, every 30 shares of the Company’s issued and outstanding Common Stock were automatically combined into one share of Common Stock, without any change in the par value per share. Immediately prior to the effectiveness of the Reverse Stock Split, the Company had 46,495,187 shares of Common Stock issued and outstanding, which were reduced to 1,549,956 shares following the Reverse Stock Split. No fractional shares were issued in connection with the Reverse Stock Split. Instead, each holder of Common Stock who would otherwise have been entitled to receive a fractional share received a cash payment equal to such fractional share interest multiplied by the closing sale price of the Common Stock on Nasdaq on the last trading day preceding the effective date of the Reverse Stock Split.

In addition, proportionate adjustments were made to (i) the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and warrants to purchase shares of Common Stock, (ii) the number of shares of Common Stock issuable upon the vesting of restricted stock units, and (iii) the number of shares reserved for issuance pursuant to the Company’s equity incentive plans. Cash was paid in lieu of any fractional shares resulting from such adjustments.

The Reverse Stock Split is intended to increase the per share trading price of the Company’s Common Stock in order to satisfy the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

A copy of the Certificate of Change is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A Certificate of Correction, correcting the total number of authorized shares stated in the Certificate of Change to include the Company’s authorized preferred stock, is filed as Exhibit 3.2 hereto and is incorporated herein by reference. The foregoing descriptions of the Certificate of Change and the Certificate of Correction do not purport to be complete and are qualified in their entirety by reference to the full text of Exhibits 3.1 and 3.2.

Item 8.01. Other Events.

On July 2, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. On July 8, 2026, the Company issued a press release announcing the execution of the LOI with INERGX. A copy of that press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Change filed with the Secretary of State of the State of Nevada, effective July 6, 2026.
3.2	Certificate of Correction filed with the Secretary of State of the State of Nevada, dated July 6, 2026.
10.1*	Letter of Intent, dated July 6, 2026, by and between Nocera, Inc. and INERGX Energy Optimisation Ltd.
99.1	Press Release issued by Nocera, Inc., dated July 2, 2026, announcing the Reverse Stock Split.
99.2	Press Release issued by Nocera, Inc., dated July 8, 2026, announcing the Letter of Intent with INERGX Energy Optimisation Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain confidential information has been omitted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: July 8, 2026	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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